UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

SMART ONLINE, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SMART ONLINE, INC.
2530 Meridian Parkway
2nd Floor
Durham, North Carolina 27713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 11, 2006

You are cordially invited to attend the Annual Meeting of Stockholders of Smart Online, Inc., which will be held on Monday, December 11, 2006, at 9:30 a.m. local time, at Hilton Hotel - Raleigh-Durham Airport, 4810 Old Page Road, Research Triangle Park, North Carolina 27709, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:

•	Proposal No. 1 — Election of six directors

•	Proposal No. 2 — Ratification of the appointment of Sherb & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006

Stockholders of record at the close of business on November 28, 2006, are entitled to notice of and to vote at the annual meeting and any and all adjournments or postponements thereof.

By Order of the Board of Directors /s/ James W. Gayton James W. Gayton Secretary

Durham, North Carolina
November 29, 2006

IMPORTANT: Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) over the Internet, by accessing the website address printed on your proxy card; or (2) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

SMART ONLINE, INC.

PROXY STATEMENT

MEETING INFORMATION

The Board of Directors of Smart Online, Inc. (the “Company”) is asking for your proxy for use at the 2006 Annual Meeting of Stockholders and any adjournments of the meeting. The meeting will be held at Hilton Hotel - Raleigh-Durham Airport, 4810 Old Page Road, Research Triangle Park, North Carolina 27709, on Monday, December 11, 2006, at 9:30 a.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of six directors; and (2) ratification of the appointment of Sherb & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, and FOR ratification of the appointment of Sherb & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

The Company intends to mail its 2006 Annual Report, this proxy statement and the accompanying proxy card to stockholders beginning on or about November 29, 2006. The annual report and proxy statement will also be available on the Internet at www.smartonline.com/annualreport.html. The annual report is not part of the Company’s proxy soliciting materials.

VOTING PROCEDURES

Who Can Vote

Only stockholders of record at the close of business on November 28, 2006 are entitled to vote at the meeting and any adjournments of the meeting. At that time there were 15,388,149 shares of the Company’s Common Stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting. The Common Stock is the only class of securities of the Company that has the right to vote at the meeting.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•
Voting by Internet. You can vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Sunday, December 10, 2006 at 7:00 p.m. Eastern time. If you vote over the Internet you need not return your proxy card.

•
Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Sunday, December 10, 2006.

•
Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If your shares are held by a broker, bank, custodian or other nominee, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote

You can revoke your proxy and change your vote by (1) attending the meeting and voting in person, (2) delivering written notice of revocation of your proxy to the Secretary of the Company at any time before voting is closed, (3) timely submitting another signed proxy card bearing a later date, or (4) timely submitting new voting instructions by telephone or over the Internet as described above.

How Your Proxy Will Be Voted

If you timely submit your proxy by telephone, over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy without giving contrary voting instructions, your shares will be voted “FOR” election of the director nominees listed in this proxy statement, and “FOR” ratification of the appointment of Sherb & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

How You Can Vote Shares Held by a Broker or Other Nominee

If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this proxy statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

Quorum Required

A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on any matter (sometimes referred to as a “broker non-vote”) will also be considered present for purposes of determining the existence of a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast. Thus the six nominees who receive the most votes will be elected to fill the available positions. Stockholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

The proposed ratification of the appointment of Sherb & Co., LLP as independent auditors for fiscal 2006 will be approved if the votes cast for approval exceed the votes cast against approval.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

COMPARATIVE PERFORMANCE

The graph below compares, from the period from April 15, 2005 (the initial date the Company's Common Stock was actively traded) to April of 2006, the cumulative total return of our Common Stock at month end with a market index based on S&P Tech Sector Index and the Russell MicroCap Index. The industry index is the S&P Tech Sector Index of the Nasdaq Stock Market and the market index is Russell MicroCap Index. The graph assumes an investment of $100 on February 14, 2005 in shares of our Common Stock and in each index and also assumes the reinvestment of all dividends during the period shown. The indices are calculated on a month-end basis.

Comparison of Twelve-Month Total Return
Among Smart Online, Inc., the S&P Tech Sector Index and the Russell MicroCap Index

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees for Election as Directors

All six of the persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the later of the next annual meeting of stockholders or until such time as his successor has been duly elected and qualified.

The following table lists the nominees for election and information about each.

Name	Age	Principal Occupation and Background
Dennis Michael Nouri	52
President, CEO and Director of Smart Online. Mr. Nouri co-founded Smart Online in 1993 to develop and market business productivity software to provide small businesses with cost-effective tools that address critical business issues and enhance their competitive positioning. Prior to founding Smart Online, Mr. Nouri was founder and CEO of the Nouri Group of Companies from 1980 to 1991. The Nouri Group of Companies acquired a number of government-owned manufacturers in Europe and privatized them. The Nouri Group was a multi-national conglomerate with diversified activities in real estate development, investment, construction, motor yacht manufacturing, high-end home design and architecture, marketing and publishing, and stock trading. More than half of the company’s business was derived from real estate development and investment and joint ventures. Another third of the company’s business was derived from construction and motor yacht manufacturing.

Thomas P. Furr	39
Chief Operating Officer and Director of Smart Online. Mr. Furr is responsible for developing and implementing strategies to leverage existing direct and indirect distribution channels, and our operational and sales areas. He joined as our Vice President, Sales and became our Chief Operating Officer in November 2005. In 2002, he also became a Director. He was a co-founder and president of Kinetics, Inc., one of the first online commerce providers for the small business industry, from 1994 until 1995. Smart Online purchased Kinetics in 1995. After founding Kinetics, Mr. Furr was with the Plurimus Corporation from 1999 until 2001, where he managed Plurimus’ southeast direct sales efforts. Previously, from 1996 until 1999 he managed East Coast direct sales and channel efforts in Canada and South Africa for Information Retrieval Corporation (IRC), a leading multi-national back-end CRM/help desk company. Mr. Furr holds a bachelor’s degree in finance from East Carolina University.

Jeffrey W. LeRose	62
Independent Chairman of the Board of Directors of Smart Online. CEO and President of Research Triangle Software, an information technology company that Mr. LeRose founded in 2001. Mr. LeRose was the Chairman of the Board of Directors of the business-to-business online e-commerce firm, Internet Commerce Corporation (Nasdaq: ICCA) from March 2001 until September 2001. He became Chairman of ICCA after selling Research Triangle Commerce, Inc. (“RTCI”) to ICCA in November 2000. Mr. LeRose was the founder and President of RTCI from September 1991 until November 2000. He currently sits on the Board of Advisors for the Love School of Business at Elon University and is a founding Board Member for the Research Triangle Chapter of the National Association of Corporate Directors (“NACD”). Mr. LeRose also is on the Board of Advisors for Southern Capitol Ventures, where he provides advice on the investments in emerging technology companies in the Triangle. Mr. LeRose received his BA from New Jersey City University.

Shlomo Elia	63
Director, 3Pen Ltd.  Prior to founding 3PEN, Mr. Elia held several senior positions in the Israeli Defense Forces (I.D.F.), including the post of the Military Governor of the West-Bank (1982-1984) and Commander of the Liaison Unit for South Lebanon (1984-1985). During his service, among other activities, General Elia was engaged for a year as a Research Fellow in the Institute of International Strategic Affairs at U.C.L.A. Since his retirement from the I.D.F., he is involved in communication projects in Nigeria and West Africa, and construction projects in Romania. Among his civilian activities, Mr. Elia was Chairman of the National Tourist Board and currently is Chairman of 3PEN Technologies Ltd.. and co-chairman of the Israeli Soldiers Welfare Association. General Elia holds a B.A. degree in Modern History of the Middle-East from Tel Aviv University.

Philippe Pouponnot	37
Director, Azur Management SAL. Mr. Pouponnot has been a director of Azur Management since its founding in 1999. In his position with Azur Management, he has gained international experience working with banks and brokers in all phases of investment management, including administrative, investment and commercial transactions. He also serves as an asset and investment manager for companies and high net worth individuals. Mr. Pouponnot has also worked closely with companies in a variety of sectors in matters ranging from formation to reorganization to liquidation.

C. James Meese, Jr.	65
President, Business Development Associates, Inc. Since 1989, Mr. Meese has provided advice and assistance to both middle market and emerging companies on issues of company valuations, acquisitions and divestitures, market development, corporate governance, capital acquisition, strategic planning, exit strategies and organizational structuring through Business Development Associates, Inc., a strategic advisory firm, where he serves as the President. Prior to 1989, he spent approximately 20 years in various senior corporate marketing, business development and finance positions. Sixteen of those years were spent with West Pharmaceutical Services Inc. Mr. Meese was a member of the company’s Top Management Committee during his last four years with West. Mr. Meese is a director of Digital Recorders, Inc. (NASDAQ:TBUS), Electrical Equipment Company, The Railroaders Memorial Museum, and The Raleigh Rescue Mission and its Foundation. He is a former Chair and current member of the DRI, Inc. Audit Committee, chairs the Railroaders Museum Board, and serves on a variety of committees in his directorships. He is a member of the NACD. Mr. Meese received a B.A. degree in Economics from the University of Pennsylvania and an M.B.A. from Temple University.

The Board of Directors recommends stockholders
vote FOR election of the nominees named above.

Executive Officers

Name	Age	Position
Dennis Michael Nouri (1)(2)	52	President, Chief Executive Officer, and Director
Henry Nouri (2)	50	Executive Vice President
Thomas Furr	39	Chief Operating Officer, Director
Anil Kamath	39	Chief Technology Officer
Nicholas A. Sinigaglia	36	Chief Financial Officer and Principal Accounting Officer
Gary Mahieu	38	Chief Operating Officer and Vice President of Smart Commerce, Inc., a wholly owned subsidiary

(1)	Michael Nouri’ s full name is Dennis Michael Nouri.
(2)	Dennis Michael Nouri and Henry Nouri are brothers.

The biographical information for Messrs. Michael Nouri and Furr are included in the table of nominees for director above.

Henry Nouri, Executive Vice President. Mr. Nouri co-founded Smart Online in 1993 and has been our Vice President since that time. Currently, he manages our research and development teams. He is responsible for development of the company’s CD-ROM and Internet-hosted applications, for creating the extensive research and information management systems required to control the flow of vital validated business data and the effective delivery of that information to the business user.

Anil Kamath, Chief Technology Officer. Mr. Kamath joined us as Director of Database Implementation in July 1999 and became Vice President, Technology in 2000 In November 2005, he became our Chief Technology. Mr. Kamath is responsible for the architecture of our web-native (SaaS) platform; supervises the development team, and provides architectural design direction for new software and hardware implementations. Before joining us he was the senior database architect for A 4 Health Systems from 1998 to 1999 and senior software architect and technical manager of BSG Imonics) from 1991 until 1997. He holds a master’s degree in computer and information sciences from the University of Florida.

Nicholas A. Sinigaglia, Chief Financial Officer and Principal Accounting Officer. Mr. Sinigaglia joined us in February 2006. From August 2005 to February 2006, he acted as an independent business consultant providing accounting and business consulting services as well as interim-CFO services to New York clients. From February 2004 to June 2005, Mr. Sinigaglia served as the Center Manager of MedQuest Associates, a leading provider of diagnostic imaging services. From 1997 to February 2004, Mr. Sinigaglia was the Vice President and Managing Partner of Ray-X Medical Management Services, Inc., an organization offering management services to various medical specialties. Mr. Sinigaglia was an Audit Senior Supervisor with Arthur Andersen LLP from 1991 to 1997 and is a Certified Public Accountant.

Gary Mahieu, Chief Operating Officer and Vice President of Smart Commerce, Inc., a wholly owned subsidiary. Mr. Mahieu is responsible for the operations of our wholly-owned subsidiary, Smart Commerce, Inc., serving as its Chief Operating Officer and Vice-President since we acquired iMart Incorporated in October of 2005. Mr. Mahieu founded and served as President and Chief Operating Officer of iMart Incorporated from December 1999 until October 2005. Prior to founding iMart, Mr. Mahieu served as a technical manager for Quixtar, Inc. from April 1998 until December 1999. Mr. Mahieu received his bachelor’s degree in electrical engineering from Western Michigan University, and in 2006 he finished the Owners Presidents Management program at Harvard Business School. Mr. Mahieu is also the co-inventor on two e-Commerce patents

Code of Ethics

We have adopted a Code of Ethics applicable to our executives, including our principal executive officer, principal accounting officer and principal financial officer, as defined by applicable rules of the SEC. It is publicly available on our web site at www.smartonline.com. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our web site at www.smartonline.com or in a report on Form 8-K filed with the SEC.

Board Composition and Independence of Directors

The size of the Board of Directors was increased to six members in 2006 by Board action amending the Company’s Bylaws. Six persons have been nominated for election at the annual meeting. Under the rules of the Securities and Exchange Commission, the accompanying proxy cannot be voted for more than six nominees.

The Company is not required to comply with the listing requirements of The Nasdaq Global Market (“Nasdaq”) since its securities are not listed on Nasdaq. Nasdaq listing requirements mandate that a majority of the members of a listed company’s board of directors be comprised of “independent” directors as defined under Nasdaq Marketplace Rules. Although not currently required, the Board has determined that three of the present directors — Messrs. LeRose, Meese and Pouponnot — are each an “independent” director within the meaning of Nasdaq Marketplace Rules. All three of these directors are standing for election.

Attendance at Meetings

The Board of Directors held four (4) meetings during the fiscal year ended December 31, 2005. Each incumbent director attended or participated in at least 75% of the aggregate of (1) the number of meetings of the Board of Directors held in fiscal 2005 during the period he served as a director and (2) the number of meetings of committees on which he served that were held during the period of his service.

The Company expects all directors to attend each annual meeting of stockholders, absent good reason. The Company did not hold an annual meeting of stockholders in 2005.

Standing Committees

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Copies of the charters of these committees, as they may be amended from time to time, are available on our website at www.smartonline.com or free of charge at 2530 Meridian Parkway, 2nd Floor, Durham, North Carolina 27713. The charter of the Audit Committee is also included as Appendix A to this proxy statement.

Audit Committee. The Audit Committee is composed of Mr. LeRose and Mr. Meese, who serves as chairman of the Committee. Our Board of Directors, in its business judgment, has made an affirmative determination that both meet the definition of “independent” director as that term is defined by Nasdaq Marketplace Rules and SEC rules, including the special independence requirements applicable to audit committee members. In addition, both members have past financial experience resulting in their financial sophistication as required by Nasdaq Marketplace Rules. The Board of Directors has determined that Mr. Meese does meet the definition of “audit committee financial expert” as that term is defined under the Securities Exchange Act of 1934, as amended.

As members of our Audit Committee, Mr. LeRose and Mr. Meese receive directly or has access to extensive information from reviews by our independent accountant. The Board of Directors believes that both of these persons have sufficient knowledge and experience in financial matters to effectively perform their duties.

The Audit Committee was established by our Board of Directors for the purpose of overseeing the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, the performance of our internal audit function and our independent auditors and the preparation of reports required to be included in our annual proxy statement. The Audit Committee met three (3) times during 2005.

Compensation Committee. The Compensation Committee is composed of Messrs. Pouponnot, Meese and LeRose, each of whom the Board of Directors has determined, in its business judgment, meets the definition of “independent” director as that term is defined by Nasdaq Marketplace Rules. Mr. LeRose serves as chairman of the Committee.

The Compensation Committee was established by our Board of Directors for the purpose of assisting it in discharging its duties with respect to: (1) the formulation, implementation, review and modification of the compensation of our officers and directors and (2) the preparation of the annual report on executive compensation for inclusion in our annual proxy statement. The Compensation Committee met two (2) times during 2005.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed of Messrs. Pouponnot, Meese and LeRose, each of whom the board has determined, in its business judgment, meets the definition of “independent” director as that term is defined by Nasdaq Marketplace Rules. Mr. LeRose serves as chairman of the Committee.

The Corporate Governance and Nominating Committee was established by our Board of Directors for the purpose of assisting it in discharging its duties with respect to: (1) the identification of individuals qualified to become directors and the selection or recommendation of candidates for directorships to be filled by the Board of Directors or the stockholders; and (2) the development, maintenance and recommendation of a set of corporate governance principles applicable to the corporation, and the periodic review of such principles. The Corporate Governance and Nominating Committee met two (2) times during 2005.

Compensation of Directors

Directors who also are employed by the Company are not separately compensated for their service on the Board of Directors. Non-management directors are compensated for Board service through a combination of a cash retainer and grants of restricted stock or non-qualified stock options to purchase shares of the Company’s Common Stock. The Company also reimburses directors for expenses incurred in serving as a director.

In 2006, the Board of Directors adopted a new compensation policy for non-management directors. The new compensation policy is designed to assist the Board of Directors in recruiting additional non-management directors to serve on the Board of Directors. Under the new compensation policy, upon appointment, each non-management director, including the Chairman of the Audit Committee, has the option of either receiving an option for 20,000 shares of the Company’s Common Stock or 10,000 restricted shares of the Company’s Common Stock. In addition, the Chairman of the Board of Directors shall be granted either an option for 30,000 shares of the Company’s Common Stock, or 15,000 restricted shares of the Company’s Common Stock upon appointment as Chairman. These awards are made each time a non-management director is elected to the Board if such person has been a director at least six (6) months prior to their election. The exercise price of all option grants is equal to the fair market value on the grant date. Vesting of the option and the restricted stock award is subject to continued service to the Company by such non-management director in equal increments on the last day of each calendar quarter following the grant. The maximum term of the option is ten years. In accordance with this new compensation policy, in 2006, the Company granted Mr. LeRose, the sole non-management member of the Board of Directors, who was appointed as the Board’s Chairman in 2006, 15,000 shares of restricted stock. In addition, for their service, non-management directors are paid $1,500 per month as a retainer. If a non-management director is acting as Chairman of the Board, as is currently the case, this monthly retainer is increased to $4,000. The Chairman of Audit Committee, which is required to be a non-management member of the Board, receives a monthly retainer of $2,000.

Under the prior compensation policy in effect during fiscal 2005, non-management directors were compensated with a combination of cash and stock options, with the number of shares and the amount of cash based on estimates of the amount of work involved in the expected committee assignments for each director. Non-management directors received $5,000 upon appointment to the Board of Directors, $1,000 per Board meeting attended and $250 per committee meeting attended, except that the Chairman of the Audit Committee was paid $2,000 per meeting of the Board of Directors and of the Audit Committee. Former Director Frank Coll was granted 10,000 options in April 2005 and an additional 10,000 options in July 2005. Mr. Coll resigned from the Board in March 2006. Former Director David Sarna was granted 24,000 options in April 2005 for agreeing to serve as chairman of the Audit Committee. Mr. Sarna resigned form our Board of Directors and all committees thereof in June 2006. Current Director Jeffrey W. LeRose was granted 10,000 options in September 2005. The options vest quarterly over a one-year period if the grantee remains a director of the Company, with the exercise price equal to the value of the stock on the grant date.

User Advisory Board

The Company has a User Advisory Board, consisting of up to 10 professionals representing expertise in a broad range of business areas to assist its marketing and sales executives with ongoing product development planning, pricing, partnerships, new product development and other issues, including customer acquisition and retention. User Advisory Board members provide advice to the Company’s management, but do not have any power to make decisions. User Advisory Board members also do not have the same duties and liabilities as members of Board of Directors have. Each of the Company’s User Advisory Board members has been granted nonqualified options to purchase 10,000 shares of Common Stock at an exercise price of $3.50 per share, which options vest in equal increments of 1,250 per meeting attended, provided the member remains on the Advisory Board for at least one year. At present, members of the User Advisory Board include Mark Self, Rick Bernhardt, Brian Kinahan, and William Eldridge. The last meeting of our User Advisory Board was held in June of 2006.

Certain Transactions and Legal Proceedings

Except as disclosed below, during the past five years:

(a)
None of the directors, officers, affiliates, or holders of five percent (5%) of the Company’s outstanding securities, or any associate of any such person, is a party in a material proceeding where such party is either (i) adverse to the Company, or (ii) has a material interest adverse to the Company;

(b)
None of the directors, director nominees, or executive officers has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(c)	None of the directors, director nominees, or executive officers has been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(d)
None of the directors, director nominees, or executive officers has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(e)
None of the directors, director nominees, or executive officers has been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Michael Nouri and Henry Nouri were officers and directors of two companies in Italy which were ordered into bankruptcy by Italian courts in 1993. Under Italian laws, Michael Nouri and Henry Nouri cannot serve as an officer or director of any Italian company, because of these bankruptcies.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, our Executive Officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon our review of the Section 16(a) reports in our records for 2005 fiscal year transactions in the Common Stock and their Common Stock holdings, we believe that, except as noted below, all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

Atlas Capital, S.A. was delinquent in the filing of a Form 3 relating to the purchase of shares of our Common Stock from October 17 through 21, 2005. The Form 3 for those purchases was not filed until October 27, 2005.

Frank Coll, a former Director, was delinquent in the filing of a Form 3 relating to the grant of an option to purchase shares of our Common Stock on April 18, 2005 in connection with his election to our Board of Directors. The Form 3 for this option grant was not filed until August 1, 2005.

David E.Y. Sarna, a former Director, was delinquent in the filing of a Form 3 relating to the purchase of shares on August 12 and 15, 2005, and grant of an option to purchase shares of our Common Stock on April 18, 2005, and a Form 4 relating to the grant of options to purchase shares of our Common Stock on July 22, 2005. Both of these forms were filed on August 12, 2005.

Gary Mahieu, the Chief Operating Officer and Vice President of Smart Commerce, Inc., our wholly owned subsidiary, was delinquent in filing of a Form 3 relating to his appointment to that position and the receipt of shares of our Common Stock on October 18, 2005 in connection with the Company’s acquisition of iMart Incorporated. The Form 3 for this issuance of Common Stock was filed on February 14, 2006.

Certain Relationships and Related Transactions

Except as disclosed below, none of the following persons has, since January 1, 2002, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of Common Stock;

•	Any of our promoters;

•	Any relative or spouse of any of the foregoing persons who lives in the same house as such person.

Loans Made by Certain Parties to the Chief Executive Officer

During 2005, the following loans were made by certain investors, consultants and/or stockholders to our Chief Executive Officer: (i) $809,736.49 was borrowed from Leon Sokolic, one of our stockholders, (ii) $77,971.20 was borrowed from Atlas Capital, S.A., one of our stockholders, (iii) $80,000 was borrowed from Pete Coker, a principal of Tryon Capital, which provided financial consulting services to us and received a warrant and cash fees, and (iv) $296,589 was borrowed from Berkley Financial Services, Ltd., which received compensation for services rendered to us for investment banking and investor relations services, including during the period in which Berkley was making loans to the Chief Executive Officer. Our Chief Executive Officer has agreed with the Audit Committee that he will repay the loans from Berkley by December 31, 2006. Under Section 402 of the Sarbanes-Oxley Act of 2002, issuers subject to the Act such as Smart Online are prohibited from making personal loans to their directors and executive officers, directly and indirectly. We believe that the loans to our Chief Executive Officer described above are not personal loans made directly or indirectly by Smart Online to our Chief Executive Officer.

Loans, Salary Deferrals and Security Interests of Certain Officers, Employees and Relatives

Michael Nouri. From 1999 until September 2003, we deferred salary payments to Mr. Nouri totaling $296,667, which were due to him under his employment agreement dated July 14, 1999, which called for a base salary of $150,000 per year. Loans and deferrals earned interest at a rate of 15% compounded annually. In October 2003, Mr. Nouri agreed to continue to defer $9,583 of salary per month for salary that accrued after October 1, 2003. On October 13, 2003, we entered into an agreement with Mr. Nouri whereby the salary deferrals through October 1, 2003 were evidenced by a promissory note in the principal amount of $358,229 for deferrals of salary that accrued prior to October 1, 2003. During the fourth quarter of 2003 and the first quarter of 2004, we deferred an additional $63,437 of Mr. Nouri’s compensation. On April 30, 2004, the promissory note dated October 13, 2003 was cancelled and replaced by a successor promissory note in the amount of $418,750 representing the principal balance of the original note plus the additional accrued compensation. Subsequently during 2004, we paid $125,000 of principal to Mr. Nouri. The outstanding balance due on the successor note bore interest of 15% interest compounded annually (reduced to 8% effective June 1, 2004 as described above). This note and all of our other obligations to Mr. Nouri arising out of loans and salary deferrals were secured by all of our assets, which lien Mr. Nouri shared with Henry Nouri, Ronna Loprete, Thomas Furr and Eric Nouri to secure the obligations to them described below. The security interest was originally a second lien on all of our assets, but with repayment of all amounts owed to the holder of the first lien, the security interest became a first lien on all of our assets . The lien was removed when the notes were paid.  The note was due May 31, 2005, but Mr. Nouri entered into a standstill agreement not to demand payment on the due date to induce holders of outstanding shares of Preferred Stock to convert to shares of Common Stock in a reorganization. The standstill agreement, as amended as of December 22, 2004, continued through the earlier of June 30, 2006 or the closing after January 1, 2005 of a financing with gross proceeds to us of $2,000,000 or more. After we raised $2,500,000 from a sale of securities to a foreign investor in February 2005, we paid in full the $296,667 of deferred compensation and accrued interest and cancelled the related promissory notes.

Henry Nouri. From 1999 until September 2003, we deferred salary payments to Mr. Nouri totaling $398,383, which were due to him under his employment agreement dated July 14, 1999, which called for a base salary of $150,000 per year. In October 2003, Mr. Nouri agreed to continue to defer $9,583 of salary per month for salary that accrued after October 1, 2003. Deferrals earned interest at a rate of 15% compounded annually. On October 13, 2003, we entered into an agreement with Mr. Nouri whereby all salary deferrals through October 1, 2003 were evidenced by a promissory note in the principal amount of $346,812 for deferrals of salary that accrued prior to October 1, 2003. During the fourth quarter of 2003 and the first quarter of 2004, we deferred an additional $60,521 of Mr. Nouri’s compensation and $8,950 of the original principal was repaid. On April 30, 2004, the promissory note dated October 13, 2003 was cancelled and replaced by a successor promissory note in the amount of $398,383 representing the unpaid principal balance of the original note plus the additional accrued compensation. This note and all deferred salary bore 15% interest compounded annually (reduced to 8% effective June 1, 2004, as described above). The note and all of our other obligations to Mr. Nouri arising out of salary deferrals were secured by all of our assets , which lien Mr. Nouri shared with Michael Nouri, Ronna Loprete, Thomas Furr and Eric Nouri to secure the obligations to them described herein. The security interest was originally a second lien on all of our assets, but with repayment of all amounts owed to the holder of the first lien, the security interest became a first lien on all of our assets . The lien was removed when the notes were paid. The notes were due May 31, 2005, but Mr. Nouri entered into a standstill agreement not to demand payment on the due date to induce holders of outstanding shares of Preferred Stock to convert to shares of Common Stock in a reorganization. The standstill agreement, as amended as of December 22, 2004, continued through the earlier of June 30, 2006 or the closing after January 1, 2005 of a financing with gross proceeds to us of $2,000,000 or more. After we raised $2,500,000 from a sale of securities to a foreign investor in February 2005, we paid in full the $398,383 of deferred compensation and accrued interest and cancelled the related promissory notes.

Thomas Furr. From 2001 until September 2003, we deferred salary and commission payments to Thomas Furr totaling $117,810, which were due to him under his employment agreement dated September 15, 2001, which called for a base salary of $70,000 per year, plus 5% sales commissions. Deferrals earned interest at a rate of 15% compounded annually. In October 2003, Mr. Furr agreed to continue to defer all commissions per month for salary or commissions that accrue after October 1, 2003. On October 15, 2003, we entered into an agreement with Mr. Furr whereby all the loans and salary or commission deferrals through October 1, 2003 were evidenced by a promissory note in the principal amount of $114,190 for deferrals of salary that accrued prior to October 1, 2003. During the fourth quarter of 2003 and the first quarter of 2004, we deferred an additional $2,318 of Mr. Furr’s compensation. On April 30, 2004, the promissory note dated October 13, 2003 was cancelled and replaced by a successor promissory note in the amount of $116,508 representing the unpaid principal balance of the original note plus the additional accrued compensation. The note, plus $1,302 of compensation subsequently deferred during 2004, and all deferred commissions bore 15% interest compounded annually (reduced to 8% effective June 1, 2004 as described above). The note and all of our other obligations to Mr. Furr arising out of salary or commission deferrals were secured by all of our assets , which lien Mr. Furr shared with Michael Nouri, Henry Nouri, Ronna Loprete and Eric Nouri to secure the obligations to them described herein. The security interest was originally a second lien on all of our assets, but with repayment of all amounts owed to the holder of the first lien, the security interest became a first lien on all of our assets. The lien was removed when the notes were paid. The note was due May 31, 2005, but Mr. Furr has entered into a standstill agreement not to demand payment on the due date to induce holders of outstanding shares of Preferred Stock to convert to shares of Common Stock in a reorganization. The standstill agreement, as amended as of December 22, 2004, continued through the earlier of June 30, 2006 or the closing after January 1, 2005 by Smart Online of a financing with gross proceeds to us of $2,000,000 or more. After we raised $2,500,000 from a sale of securities to a foreign investor in February 2005, we paid in full the $92,500 of deferred compensation and accrued interest and cancelled the related promissory notes.

Ronna Loprete. From 2001 until September 2003, we deferred salary payments to Ms. Loprete totaling $92,500, which were due to her under her employment agreement dated June 29, 1999, which called for a base salary of $80,000 per year. In October 2003, Ms. Loprete agreed to continue to defer $2,500 of salary per month for salary that accrued after October 1, 2003. Deferrals earned interest at a rate of 15% compounded annually. On October 15, 2003, we entered into an agreement with Ms. Loprete whereby all salary deferrals through October 1, 2003 were evidenced by a promissory note in the principal amount of $92,500 for deferrals of salary that accrued prior to October 1, 2003. During the fourth quarter of 2003 and the first quarter of 2004, we deferred an additional $625 of Ms. Loprete’s compensation. On April 30, 2004, the promissory note dated October 15, 2003 was cancelled and replaced by a successor promissory note in the amount of $92,500 representing the unpaid principal balance of the original note plus the additional accrued compensation. This note and all deferred salary bore 15% interest compounded annually (reduced to 8% effective June 1, 2004 as described above). The note and all of our other obligations to Ms. Loprete arising out of salary deferrals were secured by all of our assets , which lien Ms. Loprete shared with Michael Nouri, Henry Nouri, Thomas Furr and Eric Nouri to secure the obligations to them described herein. The security interest was originally a second lien on all of our assets, but with repayment of all amounts owed to the holder of the first lien, the security interest became a first lien on all of our assets.  The lien was removed when the notes were paid. The note was due May 31, 2005, but Ms. Loprete entered into a standstill agreement not to demand payment to induce holders of outstanding shares of Preferred Stock to convert to shares of Common Stock in a reorganization. The standstill agreement, as amended as of December 22, 2004, continued through the earlier of June 30, 2006 or the closing after January 1, 2005 by us of a financing with gross proceeds to us of $2,000,000 or more. After we raised $2,500,000 from a sale of securities to a foreign investor in February 2005, we paid in full the $117,800 of deferred compensation and accrued interest and cancelled the related promissory notes.

Eric Nouri. From 2002 until September 2003, we deferred salary payments to Eric Nouri totaling $44,417, which were due to him under his employment agreement dated April 1, 2002 which called for a base salary of $60,000 per year. Deferrals earned interest at a rate of 15% compounded annually. Eric Nouri is the brother of officers and directors of Smart Online, Michael Nouri and Henry Nouri. In October 2003, Mr. Nouri agreed to continue to defer $2,500 of salary per month for salary that accrued after October 1, 2003. On October 13, 2003, we entered into an agreement with Mr. Nouri whereby all salary deferrals through October 1, 2003 were evidenced by a promissory note in the principal amount of $54,925 for deferrals of salary that accrued prior to October 1, 2003. During the fourth quarter of 2003 and the first quarter of 2004, we deferred an additional $9,000 of Mr. Nouri’s compensation and $16,185 of principal was paid. On April 30, 2004, the promissory note dated October 13, 2003 was cancelled and replaced by a successor promissory note in the amount of $47,740 representing the unpaid principal balance of the original note plus the additional accrued compensation. Subsequently during 2004, we deferred an additional $3,323 of Mr. Nouri’s compensation. This note bore 15% interest compounded annually (reduced to 8% effective June 1, 2004 as described above). The note and all of our other obligations to Mr. Nouri arising out of salary deferrals were secured by all of our assets , which lien Mr. Nouri shared with Michael Nouri, Henry Nouri, Ronna Loprete and Thomas Furr to secure the obligations to them described herein. The security interest was originally a second lien on all of our assets, but with repayment of all amounts owed to the holder of the first lien, the security interest became a first lien on all of our assets.  The lien was removed when the notes were paid. The note was due May 31, 2005, but Mr. Nouri entered into a standstill agreement not to demand payment on the due date to induce holders of outstanding shares of Preferred Stock to convert to shares of Common Stock in a reorganization. The standstill agreement, as amended as of December 22, 2004, continues through the earlier of June 30, 2006 or the closing after January 1, 2005 by Smart Online of a financing with gross proceeds to us of $2,000,000 or more. After we raised $2,500,000 from a sale of securities to a foreign investor in February 2005, we paid in full the $44,417 of deferred compensation and accrued interest and cancelled the related promissory notes.

Tamir Sagie. Tamir Sagie was a consultant with and owned Nen, Inc. Nen, Inc. was a consultant to us and was paid at an annual rate of $70,000 per year in addition to Mr. Tagie’s salary of $30,000. Nen, Inc. also had an equity interest in Smart IL, Ltd., from April 2002 to July 2003. Smart IL became an integration partner with us in August 2002 through the efforts of Nen, Inc. Mr. Sagie ended his consulting arrangement with Smart IL in August 2003 when he became an employee and officer of us. Mr. Sagie’s shares in Smart IL were transferred back to the Smart IL at this time. In addition, Mr. Sagie owned 29.5% of Greenleaf Ventures, Ltd., and as such had a financial interest in the 1,448,618 shares of our Common Stock owned by Greenleaf Ventures. On January 13, 2005, Mr. Sagie entered into an agreement with Greenleaf Ventures, Ltd. and Doron Roethler, one of our stockholders and an affiliate of Greenleaf Ventures, Ltd., that provided for the withdrawal of Mr. Sagie from Greenleaf. In exchange for Mr. Sagie’s release of any interest in Greenleaf and Crystal Management Ltd. (another entity owned by Mr. Roethler), Mr. Sagie received 125,000 shares of our Common Stock held by Greenleaf. He was not an officer or director of Greenleaf Ventures. Mr. Sagie resigned from Smart Online in the first quarter of 2005 and has no further affiliation with us.

Certain Investor Relations Service Provider and Company Stockholder

In February 2005, the Company entered into an investment banking agreement with Berkley Financial Services, Ltd. whereby Berkley served as the Company’s nonexclusive agent in connection with the negotiation and closing of one or more transactions with investors outside the United States. Pursuant to this agreement, the Company paid Berkley approximately $290,000 in cash in 2005. The Company sent a notice of termination of this agreement to Berkley on March 22, 2006. In addition, in October 2005, the Company entered into an investor relations agreement with Berkley, under which Berkley was paid $250,000 and issued 625,000 shares of our stock. On August 30, 2006, the Company entered into a “Settlement Agreement” with Berkley with regard to its consulting agreement. Pursuant to the Settlement Agreement, Berkley released any and all claims to the 625,000 shares of the Common Stock that the Company did not deliver, and released the Company from any obligation to make any additional payments under the consulting agreement. The Company agreed Berkley can retain all of the $250,000 cash fee previously paid, and released Berkley from any obligation to provide services pursuant to the terms of the consulting agreement. The Company believes there may be some relationship between Doron Roethler (a stockholder who beneficially owns more than 10% of the outstanding shares of our Common Stock) and Berkley, although the Company is unable to determine the nature of the relationship.

Private Placement of Common Stock to a Certain Director

In a transaction that closed on August 21, 2006, Mr. Pouponnot purchased 50,000 shares of the Company’s common stock in a private placement transaction. The private placement shares were sold at $2.50 per share pursuant to Subscription Agreements between the Company and Mr. Pouponnot. In addition, the Company entered into a Subscriber Rights Agreements with Mr. Pouponnot whereby the Company had an obligation to register the shares sold for resale by the purchaser by filing a registration statement on or before September 30, 2006. Because a registration statement was not filed by that date, the Company is obligated to pay a penalty obtained by multiplying the total purchase price for the shares by 0.5% by the number of prorated thirty (30) day periods after the target registration date. At the Company sole's discretion, this penalty can be paid in the number of shares obtained by dividing the total penalty amount by the per share purchase price. Mr. Pouponnot also entered into a Dribble Out Agreement with the Company pursuant to which he may sell up to twenty-five percent (25%) of these shares during any rolling thirty (30) day period, following the effective date of the registration statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer and those persons other than the Chief Executive Officer, who, in fiscal year 2005, were our four highest-paid executive officers, for all services rendered in all capacities to us for the calendar years listed below:

SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION	YEAR	ANNUAL COMPENSATION			LONG-TERM COMPENSATION
					AWARDS	ALL OTHER COMPENSATION
		SALARY	BONUS	OTHER ANNUAL COMPEN- SATION	SECURITIES UNDERLYING OPTIONS (#)

Dennis Michael Nouri (1) , President and CEO	2005	$170,000	$0	$0	100,000	$0
	2004	$170,000	$0	$0	0	$14,616.70
	2003	$150,000	$0	$0	250,000	$14,684.00

Henry Nouri (2) , Executive Vice President	2005	$150,000	$0	$0	100,000	$0
	2004	$150,000	$0	$0	0	$9,303.00
	2003	$150,000	$0	$0	250,000	$9,636.00

Ronna Loprete (4), Secretary	2005	$120,000	$46,152	$0	0	$0
	2004	$120,000	$0	$0	75,000	$0
	2003	$120,000	$0	$0	0	$0

Anil Kamath, Chief Technology Officer	2005	$125,000	$85,000	$0	50,000	$0
	2004	$125,000	$0	$0	75,000	$0
	2003	$100,000	$0	$0	None	$0

Tom Furr (3), COO	2005	$136,800	$0	$0	50,000	$0
	2004	$120,000	$0	$0	75,000	$0
	2003	$120,000	$0	$0	0	$0

Scott Whitaker, CFO	2005	$72,500	$0	$0	45,000	$0
	2004	$45,833	$0	$0	25,000	$0
	2003	$40,000	$0	$0	0	$0

___________

(1)
The amounts of salary in the table above reflect amounts that accrued under an employment agreement.  Because Dennis Michael Nouri agreed to allow us to defer part of his accrued compensation he received only the following amounts of salary: $113,750 in 2004 and $35,000 in 2003. These deferred amounts, plus $55,950 interest, were paid in March 2005. Refer to “Certain Relationships and Interested Transactions” for a description of salary deferrals.  “Other Compensation” consists of payments for health insurance for family members of Mr. Nouri. Until December 2005, the wife of Mr. Nouri was also an employee of the Company. She received the following compensation: $120,000 per year in salary for each of 2003, 2004 and 2005 (including amounts of deferred salary that accrued under an employment agreement and was paid with $13,936 in interest in 2005); and 75,000 options in 2004. Ms. Loprete also received a bonus of $46,152 for her service to the Company upon her departure.

(2)
The amounts of salary in the table above reflect amounts that accrued under an employment agreement.  Because Henry Nouri agreed to allow us to defer part of his accrued compensation he received only the following amounts of salary: $102,083 in 2004 and  $35,000 in 2003. These deferred amounts, plus $59,582 interest, were paid in March 2005. Refer to “Certain Relationships and Interested Transactions” for a description of salary deferrals. “Other Compensation” consists of payments for health insurance for family members of Mr. Nouri.

(3)
The amounts of salary in the table above reflect amounts that accrued under an employment agreement.  Because Tom Furr agreed to allow us to defer part of his accrued compensation he received only the following amounts of salary: $68,305 in 2004 and $63,998 in 2003. These deferred amounts, plus $18,073 interest, were paid in March 2005. Refer to “Certain Relationships and Interested Transactions” for a description of salary deferrals.

(4)
Ronna Loprete agreed to allow us to defer part of her accrued compensation she received only the following amounts of salary: $107,500 in 2004, and $90,000 in 2003. These deferred amounts, plus $13,936 interest, were paid in March 2005. Refer to “Certain Relationships and Interested Transactions” for a description of salary deferrals. Ms. Loprete is the wife of our Chief Executive Officer, Michael Nouri. She resigned as Secretary effective July 22, 2005, and as Vice President and Director effective September 13, 2005, and was no longer an employee of ours effective December 31, 2005. She received a bonus of $46,152 for her service to the Company upon her departure.

Option Grants During the Fiscal Year Ended December 31, 2005

The following options to purchase shares of our Common Stock were granted to executive officers during the year ended December 31, 2005:

					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
Named Executive Officer	Number of Securities Underlying Options Granted	% of Total Options Granted To Employees in Fiscal Year	Exercise Price	Expiration Date (1)	5%(2)	10%(2)
Michael Nouri	100,000	10%	$8.61	07/22/15	$541,478	$1,372,212
Henry Nouri	100,000	10%	$8.61	07/22/15	$541,478	$1,372,212
Thomas Furr	50,000	5%	$8.61	07/22/15	$270,739	$686,106
Anil Kamath	50,000	5%	$8.61	07/22/15	$270,739	$686,106
Scott Whitaker	20,000	2%	$8.61	07/22/15	$108,296	$274,442
Scott Whitaker	25,000	3%	$5.00	04/15/15	$78,612	$199,218

(1)
The options listed were granted under our 2004 Equity Compensation Plan. Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment, except in cases of death or disability. The option may be exercised to purchase vested shares only. Upon termination of employment, the option is forfeited with respect to any shares not then vested, except in cases of death or disability. In the event of a change in control, as defined in the option agreements, the option becomes fully vested and exercisable.

(2)
In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of our Common Stock appreciates from the date of grant over the maximum life of the option at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero. Rules of the SEC permit us to use 5% and 10% in this table.  There can be no assurance that the price of our stock will increase and this table does not constitute any prediction of the future value of our stock by us.

Aggregated Option Exercises in the Fiscal Year ended December 31, 2005 and Option Values at December 31, 2005

The following table provides information concerning unexercised options held as of December 31, 2005, by each of our executive officers:

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name	Shares Acquired Upon Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Nouri	0	n/a	250,000	100,000	$1,892,500	$39,000
Henry Nouri	0	n/a	250,000	100,000	$1,892,500	$39,000
Thomas Furr	0	n/a	75,000	50,000	$577,500	$19,500
Anil Kamath	0	n/a	75,000	50,000	$577,500	$19,500
Scott Whitaker	0	n/a	8,533	61,667	$46,632	$199,469
Ronna Loprete(2)	0	n/a	75,300	0	$578,700	$0
___________

(1)
Based on the closing price of $9.00 per share for our Common Stock on December 30, 2005, minus the exercise price, multiplied by the number of shares issued upon the exercise of, or subject to, the option, without taking into account any taxes that may be payable in connection with the transaction.

(2)	Ronna Loprete ceased to be an employee of the Company effective December 31, 2005.

Employment Agreements

We have the following employment agreements with our named executive officers:

Dennis Michael Nouri.  Elsewhere in this document, Mr. Nouri is referred to as Michael Nouri, because he uses his middle name instead of his first name in most business dealings.  Effective April 1, 2004, covering employment commencing as of June 1, 2004, we entered into an employment agreement, which provided for an initial base salary of $170,000. The agreement replaced an employment agreement dated July 14, 1999 that was about to expire. The new agreement had a termination date of December 31, 2005, but it is automatically extended for additional two-year terms, unless either party provided the other with written notice of intention not to renew at least 180 days prior to the end of the term or the end of any renewal period. Since neither party gave written notice of termination, the agreement was extended for an additional two years and thus has a termination date of December 31, 2007, which shall be renewed for additional two-year terms unless either party gives notice of intention not to renew. The agreement requires us to make a severance payment to Mr. Nouri in an amount equal to twelve months of base salary, if either we terminate Mr. Nouri’ s employment without “cause” (as defined in the agreement) or Mr. Nouri terminates his employment for “good reason” (as defined in the agreement). The agreement also contains a retention provision designed to provide incentive for Mr. Nouri to remain employed by us following a “change of control” as defined in the agreement. Under this retention provision, if Mr. Nouri remains employed by the surviving entity for a period of time after the change of control occurs designated by the Board of Directors of the surviving entity, and either his employment is terminated by the surviving entity without cause or by Mr. Nouri for good reason, the surviving entity must pay Mr. Nouri an amount equal to 299% of his highest annual salary and bonuses during the preceding five years. This retention payment is in addition to other severance payments described above. Mr. Nouri’s agreement contains non-competition and non-solicitation provisions. Refer to “Certain Relationships and Interested Transactions” for a description of the salary deferral and payments of deferred salary with respect to Mr. Nouri.

Henry Nouri.  Effective April 1, 2004, covering employment commencing as of June 1, 2004, we entered into an employment agreement with Mr. Nouri, which provided for an initial base salary of $150,000. The agreement replaced an employment agreement dated July 14, 1999 that was about to expire. The new agreement had a termination date of December 31, 2005, but it would be automatically extended for additional two-year terms, unless either party provided the other with written notice of intention not to renew at least 180 days prior to the end of the term or the end of any renewal period. Since neither party gave written notice of termination, the agreement was extended for an additional two years and thus has a termination date of December 31, 2007, which shall be renewed for additional two-year terms unless either party gives notice of intention not to renew. The agreement requires us to make a severance payment to Mr. Nouri in an amount equal to twelve months of base salary, if either we terminate Mr. Nouri’s employment without “cause” (as defined in the agreement) or Mr. Nouri terminates his employment for “good reason” (as defined in the agreement). The agreement also contains a retention provision designed to provide incentive for Mr. Nouri to remain employed by us following a “change of control” as defined in the agreement. Under this retention provision, if Mr. Nouri remains employed by the surviving entity for a period of time after the change of control occurs designated by the Board of Directors of the surviving entity, and either his employment is terminated by the surviving entity without cause or by Mr. Nouri for good reason, the surviving entity must pay Mr. Nouri an amount equal to 299% of his highest annual salary and bonuses during the preceding five years. This retention payment is in addition to other severance payments described above. Mr. Nouri’s agreement contains non-competition and non-solicitation provisions. Refer to “Certain Relationships and Interested Transactions” for a description of the salary deferral and payments of deferred salary with respect to Mr. Nouri.

Thomas Furr. Effective April 1, 2004, covering the employment period commencing on June 1, 2004, we entered into an employment agreement which was amended effective November 9, 2005. This agreement replaced an earlier agreement dated September 15, 2001 that was about to expire. The agreement provided for an initial base salary of $70,000, which was increased to $90,000 effective July 1, 2004 and $136,800 effective November 9, 2006. The agreement had a termination date of December 31, 2005, but is automatically extended for additional one-year terms, unless either party provided the other with written notice of intention not to renew at least 30 days prior to the end of the term or of any renewal period. Since neither party gave written notice of termination, the agreement was extended for an additional year and thus has a termination date of December 31, 2006, which shall be renewed for additional one-year terms unless either party gives notice of intention not to renew. The agreement requires us to make a severance payment to Mr. Furr in an amount equal to three months of base salary, if either we terminate Mr. Furr’s employment without cause (as defined in the agreement) or Mr. Furr terminates his employment for “good reason” (as defined in the agreement). Mr. Furr’s agreement contains non-competition and non-solicitation provisions.

Joan A. Keston. Effective June 1, 2005, covering employment commencing on such date, we entered into an employment agreement which provided for an initial base salary of $100,000, which was increased to $125,000 effective August 1, 2005 and to $150,000 effective October 1, 2005. The agreement had a termination date of June 30, 2006, but it would have been automatically extended for additional one-year terms, unless either party provided the other with written notice of intention not to renew at least 30 days prior to the end of the term or of any renewal period. Ms. Keston’s agreement contained non-competition and non-solicitation provisions. The agreement was accompanied by a grant of incentive stock option for fifty thousand (50,000) shares of Common Stock at an exercise price of eight dollars and sixty-one cents ($8.61) vesting over a five (5) year period in five (5) equal installments, commencing one year from the date of the grant. Option vesting would have been accelerated upon a change of control or corporate reorganization such that all options would vest immediately. Ms. Keston’s employment with us ended effective June 1, 2006. Under the terms of her option agreements, those options expired ninety (90) days after the end of her employment. Therefore, none of the shares subject to those grants will vest.

Gary Mahieu. Effective October 17, 2005, covering employment commencing on such date, the Company entered into an employment agreement which provided for an initial base salary of $150,000. The agreement has a termination date of October 17, 2007. Mr. Mahieu’s agreement contains non-competition and non-solicitation provisions. As consideration for the covenants not compete contained in the agreement, Mr. Mahieu is entitled to receive payments totaling $510,000 in equal quarterly installments commencing January 2, 2006, with the final payment to be made on October 1, 2007. Mr. Mahieu does not have any right to receive any stock options under his agreement.

Nicholas A. Sinigaglia. Effective March 21, 2006, covering employment commencing on such date, we entered into an employment agreement which provided for an initial annual base salary of $90,000, which was increased according to the following schedule: to $110,000 effective April 1, 2006, to $120,000 effective June 1, 2006, and to $135,000 effective September 1, 2006. The agreement has a termination date of March 31, 2007, but it will be automatically extended for additional one-year terms, unless either party provides the other with written notice of intention not to renew at least thirty (30) days prior to the end of the term or of any renewal period. Mr. Sinigaglia’s agreement contains non-competition and non-solicitation provisions. The agreement was accompanied by a grant of incentive stock option for fifty thousand (50,000) shares of Common Stock at an exercise price of two dollars and fifty cents ($2.50) vesting over a five (5) year period in five (5) equal installments, commencing one year from the date of the grant. Option vesting is accelerated upon a change of control or corporate reorganization such that all options would vest immediately.

Indemnity Agreements. In addition to those agreements, we have also entered into indemnity agreements with the following: Michael Nouri, Henry Nouri, Tom Furr, Joan Keston, Scott Whitaker, and David E.Y. Sarna. These indemnification agreements provide that the officers and directors will be indemnified, to the fullest extent permitted under the Company’s Bylaws and Delaware law, for their expenses incurred in connection with the SEC investigation involving us. Each officer or director also agreed to repay these amounts to the Company should it ultimately be determined that such indemnity was not permissible.

The foregoing option grants are subject to the terms and conditions of the three plans under which the options were granted. Set forth below is a summary of the terms of each of these plans. These are only summaries and do not include all the provisions of these plans, which can only be understood by reading the full plans.

Report of the Compensation Committee

As of the date of this Compensation Committee Report, the Compensation Committee has one member, who is “independent” as defined by the Nasdaq Marketplace Rules. It was comprised of three members, all of whom were “independent” as of December 31, 2005 prior to the resignation of two independent Board Members. The Committee operates under a written charter adopted by the Board of Directors on July 22, 2005. Although the Committee’s charter requires that the Committee have at least two members, at this time the Board of Directors does not have more than one member who can serve on the Committee because it has not yet determined that more than one member of the Board qualifies as “independent” as that term is defined by Nasdaq Marketplace Rules. The Company is in the process of making this determination with regard to Mssrs. Elia , Pouponnot and Meese, and actively seeking additional independent Directors to serve on the Board of Directors and this Committee.

Overview of Compensation Philosophy and Objectives. The Compensation Committee is conscious of establishing compensation levels that will attract and retain managerial talent desired by us, reward employees for past contributions and motivate managerial efforts consistent with corporate growth, strategic progress and the creation of stockholder value. Most of our executives had employment contracts that were entered into prior to the formation of the Compensation Committee, which contracts provide for a base salary that can be increased. The Compensation Committee left in place the compensation packages previously entered into by the Chief Executive Officer, and in general has relied on recommendations made by the Chief Executive Officer in awarding compensation packages. Due to the fact that the Company had immaterial revenues until we acquired two other companies during October 2005, and has only experienced net losses to date, there have been no increases in the base salaries of the Chief Executive Officer and the other named executive officers during fiscal 2005. The Chief Executive Officer and the named executive officers were granted stock options in fiscal 2005 as incentive compensation, which are described in more detail below. Any future compensation packages will be reviewed and approved by the Compensation Committee.

We establish the salaries for our executive officers based on readily available public information regarding local market compensation levels, and, considering the fact that we have immaterial revenues and have only experienced net losses to date, we establish salaries for our executive officers mostly at the low end of the market salary ranges. The Human Resources Manager has collected relevant market information using various websites. We value the contributions of all employees and reward them through stock option awards to purchase shares of our Common Stock. Occasionally, we reward exceptional effort with an incentive bonus, but this is not the standard practice since a bonus plan has not been implemented.

Salary. Factors considered in determining salary increases for executive officers include: (i) length of time the executive has been employed by us and the last review and salary increase; (ii) the nature, scope and level of the executive’s responsibilities; (ii) accomplishment of tasks and goals such as the release of product, attainment of milestones regarding research and development, and project completion; (iii) recommendations of the executive’s supervisor; (iv) past performance when reviewing employment contract renewals; (v) market analysis; (vi) the attitude toward his or her job and responsibilities, and work ethic of the employee; and (vii) the first three months of performance for new hires in determining whether to maintain or increase his or her initial salary. Some of these same factors are considered in determining the salary for new hires.

Stock Options. Factors considered in determining awards of stock options under our Equity Compensation Plan include: (i) the scale of awards based on past practices, (ii) our overall practice regarding different managerial levels; and (iii) the executive’s past performance and incentives for future performance and goals.

Chief Executive Officer. The Compensation Committee has maintained the salary level of $170,000 for the Chief Executive Officer that was established in his contract dated April 1, 2004. An award of 100,000 stock options at an exercise price of $8.61 per share was made on July 22, 2005, when all other executives and employees were also awarded stock options. Based on the local market analysis, the salary of the Chief Executive Officer is in the low range.

During fiscal 2005, the following events occurred, which the Committee believes are relevant to considering the compensation of the Chief Executive Officer for fiscal 2005: (i) we began trading our shares in the public securities market; (ii) two companies were acquired that resulted in an increase in revenues; (iii) substantial strides were made during the fourth quarter of 2005 to integrate the operations, development and personnel of the two acquired subsidiaries with us; (iv) we launched key elements of its OneBizSM platform without significant delay; (v) we acquired, developed and launched the accounting package on the OneBizSM platform which is currently being modified; (vi) we integrated into our OneBizSM platform a simplified version its new CRM/SFA product we acquired in October 2005; (vii) we launched our new HR product; (viii) we raised approximately $8 million for working capital in 2005; (ix) the fair market value of our stock rose progressively higher during 2005; and (x) the change in the number of subscriptions to our OneBizSM platform on our core website.

Goals. As we increase our revenues and approach profitability, our goal and objective is to review our overall compensation program for fiscal 2005 to determine whether each compensation element fits into the Company’s overall compensation objectives.

THE COMPENSATION COMMITTEE Jeffrey W. LeRose, Chairman November 16, 2006

As of the date of the Compensation Committee Report set forth, the Committee only had one member. Subsequent to the report, our Board of Directors has appointed two additional directors, Mr. Meese and Mr. Pouponnot, to serve on this committee, both of whom are “independent” as defined by the Nasdaq Marketplace Rules. Because of the timing of their appointment to the committee, their names do not appear below the report.

Compensation Committee Interlocks and Insider Participation

On July 22, 2005 our Board of Directors adopted the Compensation Committee Charter, pursuant to which the Compensation Committee was comprised of two or more members of the Board of Directors, each of whom was determined to be “independent” as defined by Securities and Exchange Commission, stock exchange and NASDAQ rules. Prior to the establishment of this Committee, all of our Directors participated in compensation deliberations, including Michael Nouri, Henry Nouri, Ronna Loprete and Thomas Furr, all of whom were executive officers. The Compensation Committee’s charter requires the Committee to consult with the Chief Executive Officer regarding the compensation of all other officers.

OWNERSHIP OF SECURITIES

Principal Stockholders and Share Ownership by Management

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of November 28, 2006: (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise noted, each of the persons listed below is believed to hold sole voting and sole investment power with respect to the shares indicated:

Beneficial Owner Name and Address	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Dennis Michael Nouri(3)(4)(5) c/o Smart Online, Inc. 2530 Meridian Parkway Durham, North Carolina 27713	3,322,028	22%
Henry Nouri(3)(5) c/o Smart Online, Inc. 2530 Meridian Parkway Durham, North Carolina 27713	3,111,985	20%
Thomas Furr(6) c/o Smart Online, Inc. 2530 Meridian Parkway Durham, North Carolina 27713	420,637	3%
Anil Kamath(7) c/o Smart Online, Inc. 2530 Meridian Parkway Durham, North Carolina 27713	285,000	2%
Atlas Capital SA(8) 116 Rue du Rhone CH-1204 Geneva, Switzerland	2,180,750	14%
Doron Roethler(9) c/o Michal Raviv at Granot, Strauss, Adar & Co. 28 Bezalel Street Ramat Gan 52521, Israel	1,754,735	11%
Jeffrey W. LeRose(10) c/o Smart Online, Inc. 2530 Meridian Parkway Durham, North Carolina 27713	10,000	0%
Gary Mahieu (11) c/o Smart Online, Inc. 2530 Meridian Parkway Durham, North Carolina 27713	48,127	0%
Nicholas A. Sinigaglia (12) c/o Smart Online, Inc. 2530 Meridian Parkway Durham, North Carolina 27713	0	0%
Shlomo Elia c/o Smart Online, Inc. 2530 Meridian Parkway Durham, North Carolina 27713	60,972	0%
Philippe Pouponnot c/o Smart Online, Inc. 2530 Meridian Parkway Durham, North Carolina 27713	50,000	0%
C. James Meese, Jr. c/o Smart Online, Inc. 2530 Meridian Parkway Durham, NC 27713	0	0%
All officers and directors as a group (10 persons)	8,402,249	55%

(1)	All shares are common stock.
(2)
The preceding table was prepared based solely upon the information furnished to us by officers, directors and stockholders as of November 28, 2006 and from corporate stock transfer ledgers. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (e.g., if persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option or a warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 28, 2006. As of November 28, 2006, there were 15,388,149 shares issued and outstanding and our officers and directors beneficially owned approximately 870,000 shares which can be acquired upon exercise of stock options within sixty (60) days after November 28, 2006, which options were treated the same as outstanding shares in calculating the percentage ownership of our officers and directors.

(3)	Includes 2,841,985 shares owned by American Investment Holding Group, owned by Michael and Henry Nouri, and as to which they share the power to vote and the power to dispose of such shares.
(4)
Includes 87,043 shares owned by Charter Holding LLC, owned by Michael Nouri, and also includes 23,000 shares of csommon stock owned by a trust for which Michael Nouri is the trustee and is not a beneficiary. Does not include 265,631 shares owned by Ronna Nouri, wife of Michael Nouri.

(5)
Includes 270,000 shares which can be acquired upon the exercise of options which can be exercised at any time within the sixty (60) days after November 28, 2006. Does not include 80,000 shares subject to options which cannot be exercised within sixty (60) days after November 28, 2006.

(6)
Includes 85,000 shares which can be acquired upon the exercise of options which can be exercised at any time within the sixty (60) days after November 28, 2006. Does not include 40,000 shares subject to options which cannot be exercised within sixty (60) days after November 28, 2006.

(7)
Includes 85,000 shares which can be acquired upon exercise of options which can be exercised at any time within sixty (60) days after November 28, 2006.  Does not include 40,000 shares subject to options which cannot be exercised within sixty (60) days after November 28, 2006.

(8)
Atlas Capital, SA had the right to require two other stockholders to purchase all its Common Stock and warrants under certain circumstances. This right was terminated by agreement with Atlas Capital, SA on March 18, 2005. Refer to “Certain Relationships and Related Transactions” for a description of this put agreement.

(9)
Includes (i) 1,323,619 shares owned by Greenleaf Ventures Ltd., a British Virgin Islands company, owned by Doron Roethler, (ii) 121,116 shares owned by Crystal Management Ltd., a company registered in Anguilla, owned by Doron Roethler, and (iii) 310,000 shares of common stock owned directly by Doron Roethler.

(10)	Includes 10,000 shares subject to options which can be exercised within sixty (60) days after November 28, 2006.
(11)	Does not include 105,365 shares held by Christine Mahieu, wife of Gary Maheiu.
(12)	Includes 50,000 shares subject to options which cannot be exercised within sixty (60) days after November 28, 2006.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

The Audit Committee has appointed Sherb & Co., LLP to audit the consolidated financial statements of the Company for fiscal 2006. Sherb & Co. was first engaged as the Company’s independent auditors for fiscal 2005 and continues to serve as the Company’s independent auditors. A representative from Sherb & Co. is not expected to be present at the 2006 Annual Meeting, and thus will not have the opportunity to make a statement if he or she desires to do so and is not expected to be available to respond to appropriate questions.

Although stockholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the stockholders for approval. If the appointment of Sherb & Co. is not ratified by a majority of the shares cast at the 2006 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years.

The Board of Directors recommends
stockholders vote FOR Proposal No. 2.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the Company’s financial statements, compliance with legal and regulatory requirements, qualification and independence of the Company’s independent auditor, and performance of internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.smartonline.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on management’s assessment of the effectiveness of the Company’s internal controls and the auditors’ own assessment of the effectiveness of the Company’s internal controls.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s Chief Executive Officer and Chief Financial Officer. The Audit Committee has also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors’ independence; and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE Jeffrey W. LeRose, Chairman November 16, 2006

As of the date of the Audit Committee report set forth above, the Committee only had one member. Subsequent to the report, our Board of Directors has appointed an additional director, Mr. Meese, to serve on and act as Chairman of this committee, who is “independent” as defined by the Nasdaq Marketplace Rules. Because of the timing of his appointment to the committee, Mr. Meese’s name does not appear below the report.

The Company engaged BDO Seidman LLP (“BDO”) as the Company’s independent registered public accountants during 2004. During fiscal year 2005, however, the Audit Committee approved a change in auditors to audit the Company’s financial statements. The Audit Committee dismissed BDO effective November 15, 2005. The Audit Committee appointed Goldstein Golub Kessler LLP (“GGK”) to serve as the Company’s independent registered public accountants, effective November 15, 2005. GGK thus replaced BDO. There were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with BDO at any time during the year ended December 31, 2003 and December 31, 2004 and the period January 1, 2005 through November 15, 2005 regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that if not resolved to the satisfaction of BDO would have caused it to make reference to such disagreements in its reports. In addition, during the same periods, no “reportable events” (as such term is defined in Item 304(a)(1)(v)(A) through (D) of Regulation S-K and its related instructions) arose in the context of Smart Online’s relationship with BDO.

Smart Online restated the interim financial statements in its Form 10-Q for the quarter ended June 30, 2005, because in consultation with BDO, Smart Online determined that Smart Online’s expenses for the second quarter were overstated by $506,000. The restated financial statements therefore decreased its loss by $506,000. See Note 7 of Notes to Financial Statements in the Form 10-Q/A filed by Smart Online on November 22, 2005. The reports of BDO for each of the fiscal years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion were not qualified or modified as to audit scope or accounting principles. However, the report of BDO contained an explanatory paragraph with respect to uncertainty as to Smart Online’s ability to continue as a going concern.

During each of the two most recent fiscal years and the period January 1, 2005 through November 14, 2005, neither Smart Online nor anyone on its behalf consulted with GGK with respect to any accounting or auditing issues involving Smart Online. In particular, there was no discussion by Smart Online with GGK regarding the type of audit opinion that might be rendered on Smart Online’s financial statements, the application of accounting principles applied to a specified transaction or any matter that was the subject of a disagreement or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K and its related instructions.

During fiscal year 2006, the Audit Committee approved an additional change in auditors to audit the Company’s financial statements. GGK resigned as the Company’s independent accountants, effective March 16, 2006. GGK notified Smart Online on March 17, 2006. Due to the short duration of GGK’s retention as Smart Online’s outside accounting firm, GGK never provided a report on Smart Online’s financial statements. From the time GGK was engaged as the Company’s independent auditors on November 15, 2005 to the date of the termination of that relationship on March 16, 2006, there have been no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused GGK to make reference to the subject matter in connection with its report, and there have been no “reportable events” (as that term is used in Item 304(a)(1)(v) of Regulation SK).

On April 3, 2006, the Audit Committee engaged Sherb & Co. (“Sherb”) as the Company’s new independent accountant to be the principal accountant to audit its financial statements. During the fiscal years ended December 31, 2004 and 2005 and through April 3, 2006, neither the Company nor anyone on the Company’s behalf consulted with Sherb regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Independent Auditor Fee Information

As noted above, we engaged BDO as its independent public accountants during 2004. In November 2005, we engaged GGK. We did incur expenses related to GGK’s work, although, as noted above, GGK resigned in March 2006 prior to releasing an audit opinion. In March 2006, we engaged Sherb as our principal accountant. The amounts billed under the categories referenced below may contain a combination of charges from the different firms that served as our independent accountant during the referenced year.

Audit Fees. Aggregate fees billed for professional services rendered for the audit of our 2004 annual financial statements and reviews of financial statements included in our 2004 Form 10-Qs and SB-2 Registration statement were $157,983. The audits for fiscal years 2002 and 2003 were performed during fiscal 2004. The audit fees also include review of our SB-2 Registration Statement and subsequent amendments.

Aggregate fees billed for professional services rendered for the audit of our 2005 annual financial statements and reviews of financial statements included in our 2005 Form 10-Qs were $263,046. This amount represents fees incurred for audits of our annual statements for 2005, 2004, and 2003. Under the agreements with our auditors referenced above, we paid a single price for the audits of the financial statements for the three year period. These fees include the current independent accountant’s audits of our 2003 and 2004 financial statements and the review of an S-1 Registration Statement which has not yet been filed.

Audit-Related Fees. In 2005, we incurred fees of approximately $260,000 related to the audits of Computility, Inc. and iMart Incorporated for the years ended December 31, 2002, 2003 and 2004. Such audits were required for the acquisitions and related Form 8-K filings. Fees related to the 2005 audits of these entities are now part of the consolidated audit and included in “Audit Fees” above.

Tax Fees. The principal accountant did not provide professional services related to tax compliance, tax advice, and tax planning during fiscal years 2005 and 2004.

All Other Fees. None.

All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at a later time. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by the Company’s independent auditors after the creation of the Company’s Audit Committee were pre-approved by or on behalf of the Company’s Audit Committee.

OTHER MATTERS

Other Business

Other than the election of directors and ratification of the appointment of Sherb & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2006 Annual Meeting. The Company has not received any notice from a stockholder desiring to present a proposal for consideration at the meeting, including any director nomination. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than six nominees.

2007 Annual Meeting of Stockholders

Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2007 must be received by the Company not later than May 1, 2007, and must comply with the Commission’s rules in other respects.

Other stockholder proposals to be presented at the annual meeting in 2007, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than May 1, 2007, nor earlier than April 1, 2007. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.

Procedures for Director Nominations

Under the charter of the Corporate Governance and Nominating Committee, the Committee is responsible for identifying, selecting or recommending qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (a) knowledge in the technology industry generally, and SaaS specifically, (b) experience in the areas of accounting and finance, (c) mature business judgment, (d) the candidate’s management and leadership experience, (e) the candidate’s ability to manage a crisis, and (f) the candidate’s knowledge of proper corporate governance.

The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board submitted to the Company, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be evaluated by the Committee on the same basis as other candidates using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees and will recommend qualified nominees to the Board of Directors. The full Board of Directors will then approve qualified nominees for appointment or election to the Board of Directors. The Company has engaged the National Association of Corporate Directors to assist the Committee in identifying and evaluating potential candidates.

Messrs. Furr, LeRose, Meese, Elia, Pouponnot and Nouri were recommended for election to the Board of Directors at the 2006 Annual Meeting by the full Board of Directors upon recommendation of the Governance and Nominations Committee. Mr. Elia was originally recommended for appointment to the Board of Directors by Atlas Capital, S.A. and Mr. Pouponnot was originally recommended for appointment by The Blueline Fund, L.P. Such recommendations were approved by the Governance and Nominations Committee for recommendation to the full Board of Directors and approved by the full Board of Directors for appointment to the Board. The Governance and Nominations Committee and the Board subsequently approved their recommendation to the Company’s stockholders for election. Any stockholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2007 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2007 Annual Meeting of Stockholders” above.

Stockholder Communications with Directors

The Board of Directors, as a matter of policy, desires to facilitate communications between stockholders and directors to assist the Board in fulfilling its responsibilities to all stockholders. To that end, the Board has established a process for use by stockholders who desire to bring matters to the Board’s attention. The process is intended to provide stockholders one means of communicating with directors and is not intended to be exclusive.

Any stockholder who desires to send a communication to members of the Board may submit it either by e-mail addressed to Corporate.Secretary@smartonline.com or by mail addressed to the attention of the Corporate Secretary at Smart Online, Inc., P.O. Box 12794, Research Triangle Park, North Carolina 27709. All such communications should include the mailing address, telephone number and e-mail address, if any, of the person submitting the communication. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board periodically, generally in advance of each regularly scheduled Board meeting. The Board has directed that the Secretary not forward communications which (a) are not reasonably related to the business of the Company, (b) concern individual grievances or other interests that are personal to the stockholder submitting the communication and that cannot reasonably be construed to present a matter of concern to stockholders generally or (c) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.

Costs of Soliciting Proxies

The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to stockholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

A copy of the Company’s report on Form 10-K for the fiscal year ended December 31, 2005 is available on the Company’s website located at www.smartonline.com, as well as on the website of the Securities and Exchange Commission at www.sec.gov.

Stockholders Sharing the Same Last Name and Address

Only one annual report and proxy statement may be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to Corporate.Secretary@smartonline.com, by mail addressed to the attention of the Corporate Secretary at Smart Online, Inc., P.O. Box 12794, Research Triangle Park, North Carolina 27709 or by telephone at (919) 765-5000. Stockholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.

Principal Executive Offices

The Company’s principal executive offices are located at 2530 Meridian Parkway, 2nd Floor, Durham, North Carolina 27713, and the main telephone number at that location is (919) 765-5000.

Dated: November 29, 2006

APPENDIX A

AUDIT COMMITTEE CHARTER

SMART ONLINE, INC.

CHARTER OF THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS

I.    PURPOSE

The Audit Committee shall:

A.	Assist the Board of Directors in fulfilling its responsibilities with respect to its oversight of:

(i)	The quality and integrity of the corporation’s financial statements;

(ii)	The corporation’s compliance with legal and regulatory requirements;

(iii)	The independent auditor’s qualification and independence; and

(iv)	The performance of the corporation’s internal audit function and independent auditors.

B.
Prepare any reports that the rules of the Securities and Exchange Commission (“SEC”) require to be included in the corporation’s annual proxy statement or other documents from time to time required with respect to the Audit Committee’s functions.

II.    STRUCTURE AND OPERATIONS

A.
Composition and Qualifications. The Committee shall be comprised of all the members of the Board of Directors, who have been determined to be “independent” within the meaning of both Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules of any securities exchange or market place where the securities of the corporations are traded, except that if there are more than three (3) “independent” members of the Board of Directors, the members of the Committee shall consist of three (3) members of the Board of Directors, all of whom shall be independent as described above. Each member of the Committee shall certify to the corporation that they are “independent” as described above. No member of the Committee may serve on the audit committee of more than three reporting companies, including the corporation, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and discloses such determination on the corporation’s annual proxy statement. Each member of the Committee shall have a working knowledge of basic finance and accounting practices and at least one member shall be a “financial expert” as defined by the SEC, be “financially sophisticated” as defined by the NASDAQ Marketplace Rules and have such other qualifications as shall be required by any securities exchange or other market on which the corporation’s securities are traded. No member of the audit committee shall receive compensation from the corporation other than: (i) director’s fees for service as a member of the Board of Directors of the corporation or any committee of the Board, including reasonable compensation for serving on the Committee and regular benefits that other directors receive; and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the corporation. No member of the Committee shall be an affiliated person of the corporation or any subsidiary of the corporation.

B.
Appointment and Removal. The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee of the Board, and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

C.
Chairman. Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman shall chair all regular sessions of the Committee and set agendas for Committee meetings.

D.
Subcommittees. In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with applicable law, the Company’s certificate of incorporation, bylaws, corporate governance guidelines, and rules of any exchange or market on which the securities of the Company are then traded, if compliance with such rules are required to begin or continue trading.

E.
Liability and Duties. It is intended that members of the Audit Committee not have any greater liability or higher standard in the performance of duties in their service on the Audit Committee than apply to members of the Board of Directors who are not members of the Audit Committee and that the same principles of Delaware corporate law shall apply to Audit Committee members as apply to members of the Board of Directors who are not members of the Audit Committee, notwithstanding any financial expertise or experience any member of the Audit Committee may have. Nothing in this Charter shall be deemed to create any greater liability or higher standards for members of the Audit Committee.

III.    MEETINGS

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. As part of its goal to foster open communication, the Committee shall periodically meet separately with each member of management, the person in charge of the corporation’s internal auditing process, and the independent auditors to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee shall meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter.

IV.    RESPONSIBILITIES AND DUTIES

Outlined below are certain continuing responsibilities that the Committee is expected to fulfill in effecting its purpose as stated in Section I of this Charter. This list of responsibilities is presented for illustrative purposes and is not intended to be exhaustive. The Committee may conduct additional activities as appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also fulfill other responsibilities delegated to it from time to time by the Board.

The Committee shall have the authority to retain outside legal, accounting or other advisors for the purpose of obtaining any advice the Committee deems to be necessary or appropriate to perform any of its duties, including the authority to approve the fees payable to such advisors and any other terms of retention. The corporation shall pay all fees approved by the Committee.

The Committee shall have direct responsibility for the appointment, compensation, retention, termination and oversight of independent auditors. Specifically, and without limiting the foregoing, the Committee shall approve the engagement letter for the independent auditors. The Committee, in discharging its oversight role, is empowered to study or investigate any matter or concern that the Committee deems appropriate.

The Committee shall be given full access to the corporation’s internal auditors, corporate executives, compliance officer and independent accountants and any and all corporate records as necessary to carry out these responsibilities.

Notwithstanding the foregoing, the Committee is not responsible for certifying the corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the corporation’s financial statements and disclosures rests with management.  The Committee is not required to plan or conduct audits or to determine the corporation’s financial statements are true and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the corporation’s financial statements. The independent auditors are responsible for auditing financial statements. The Committee is not required to conduct investigations, to resolve disagreements between management and the independent auditor, or to assure compliance with laws and regulation and the corporation’s internal policies.

A.    Documents/Reports Review

(i)
Review with management and the independent auditors prior to public dissemination the corporation’s annual audited financial statements included in Form 10-K and quarterly financials statements included in Form 10-Q, and the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and a discussion with the independent auditors of the matters required to be discussed by any applicable Statements of Auditing Standards.

(ii)
Review and discuss with management and the independent auditors the corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” or other non-GAAP information), as well as financial information and earnings guidance provided to analysts and ratings agencies. The Committee’s discussions in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the corporation may provide earnings guidance.

(iii)
Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the corporation’s bylaws and the resolutions or other directives of the Board of Directors, including the review of any certifications required to be made by management in accordance with applicable law or regulation of the SEC. The Committee shall also review and approve any sub-certification made by employees by the corporation or other procedures used by management to support any certifications required to be made by management in accordance with applicable law or regulation of the SEC to determine the effect of such procedures on the personnel of the corporation, recommend changes to procedures, and verify that certifications are made as required.

B.    Independent Auditors

(i)	Retain and terminate independent auditors and approve all audit engagement fees and terms, including, without limitation, the scope of the audit.

(ii)
Oversee the work of any independent auditors employed by the corporation, including reviewing the planning and staffing of the audit prior to its commencement, and facilitating the resolution of any disagreement between management and the auditor regarding financial reporting. Not less often than once each year, the Committee shall meet with the independent auditors without management present.

(iii)
Approve in advance any significant audit or non-audit engagement or relationship between the corporation and the independent auditors; provided, however, that the Committee shall not have any power to approve any services that are prohibited by applicable law or regulation from the SEC from being provided to the corporation by the independent auditors. Identify alternative vendors for non-audit services and determine whether the interest of the corporation are best served by these non-audit services being performed by alternative service providers. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors or alternative service providers so long as such decision is presented to the full Committee at a later time.

(iv)
Review, no less often than annually, the qualifications, performance and independence of the independent auditors. In conducting this review and evaluation, the Committee should: (x) obtain and review a report by the corporation’s independent auditor describing the auditor’s independence and all relationships between the independent auditor and the corporation; (y) confirm with any independent auditor complies with all applicable partner rotation requirements under applicable law; and (z) consider whether the lead auditor or reviewing partner should be rotated more frequently than required by law; and

(v)
Ask the independent auditors whether any person has taken any action to fraudulently influence, coerce, manipulate or mislead the independent auditors for the purpose of making any financial statement materially misleading.

C.    Financial Reporting Process

(i)
Review the integrity of the corporation’s financial reporting processes, both internal and external, in consultation with the independent auditors, management, and internal auditors. In that connection, the Committee should obtain and discuss with management and the independent auditor reports regarding: (i) all critical accounting policies and practices to be used by the corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within GAAP that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of any material control deficiencies; (v) the view of management and of the independent auditors about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in financial statements and Form 10-K and Form 10-Q; and (vi) any other material written communications between the independent auditor and the corporation’s management.

(ii)	Review periodically the effect of regulatory and accounting initiatives on the financial statements of the corporation.

(iii)
Review with the independent auditor: (i) any “management” or “internal control” letter issued or proposed to be issued to the corporation; (ii) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management; and (iii) management’s response to such matters.

(iv)
Review and assess the status of the corporation’s compliance with Section 404 of the Sarbanes-Oxley Act and SEC rules related thereto, including the efforts management is making to identify and correct weaknesses in the corporation’s controls.

D. Legal Compliance/General

(i)	Discuss with management the corporation’s guidelines and policies with respect to risk assessment and risk management.

(ii)
Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the corporation, if the chief executive officer, controller, chief financial officer, chief accounting officer or any person serving in an equivalent capacity for the corporation was employed by the registered public accounting firm and participated in the audit of the corporation within one (1) year of the initiation of the current audit or such longer period as may time to time be imposed by applicable law or any securities exchange or other marketplace in which the securities of the corporation are then traded. In addition, the Committee shall require that management disclose any intention to hire current or former personnel of the corporation’s current or former independent auditors.

(iii)
Establish procedures for: (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by the corporation’s employees of concerns regarding questionable accounting or auditing matters.

(iv)
Review with management the policies and procedures with respect to executive officers’ expense accounts and perquisites, including, without limitation, reviewing the expense accounts and travel reimbursements and the use of corporate assets of all officers of the corporation and all family members of any officers of the corporation.

(v)
Review and establish procedures for communication with the corporation’s internal and external legal counsel to facilitate reporting to the Committee by legal counsel of any evidence of material violations of securities laws.

(vi)	Review and establish policies to prevent the corporation’s personnel from falsifying or destroying any records to impede any government investigation.

(vii)
Establish policies for the corporation to retain all documents relevant to any financial audit for at least five (5) years (or for such longer period as may be required by any applicable law or regulation or by any securities exchange or other market in which the securities of the corporation are then traded) and to require the independent auditors to do the same.

E.    Reports

(i)
Prepare all reports about the Committee required to be included in the corporation’s proxy statement, pursuant to and in accordance with the applicable rules and regulations of the SEC or by any securities exchange or other market in which the securities of the corporation are then traded.

(ii)	Cause the corporation to disclose to the public all approvals by the Committee for the independent auditors to perform non-audit work.

(iii)
Report regularly to the full Board of Directors regarding the work of the Committee, including with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal and regulatory requirements, and the performance and independence of the independent auditors and the performance of the internal audit function. Reports to the Board of Directors may take the form of any oral report by the Chairman or any other member of the Committee designated to make such report.

(iv)	Maintain minutes or other records of meetings and activities of the Committee.

V.    ANNUAL PERFORMANCE EVALUATION

The Committee shall perform an annual review and evaluation of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter and that the membership of the Committee is consistent with applicable laws, rules and regulations. In addition, the Committee shall review and assess, no less often than annually, the adequacy of this Charter and shall recommend to the full Board of Directors any changes to the Charter. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

VOTE BY INTERNET OR MAIL QUICK * * * EASY * * * IMMEDIATE

SMART ONLINE, INC.
Voting by Internet or Mail is quick, easy and immediate. As a stockholder of Smart Online, Inc., you have the option of voting your shares electronically through the Internet or by returning the proxy card below. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on December 10, 2006.
Vote Your Proxy on the Internet:
Go to www.continentalstock.com.
Have your proxy card available when you access the above website. Click on “Proxy Voting Log In” and follow the prompts to vote your shares.
Vote Your Proxy by mail:
If you are not voting by Internet, mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided as soon as possible.

   FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY	Please mark your votes like this

1. Election of Directors	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
NOMINEES: 01 Michael Nouri 02 Tom Furr 03 Jeffrey W. LeRose 04 Shlomo Elia 05 Philippe Pouponnot 06 C. James Meese, Jr.
(Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and strike a line to through that nominee(s) name in the list above.)

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Sherb & Co., LLP as independent auditors for the fiscal year ending December 31, 2006.
Any proxy heretofore given by the undersigned is hereby revoked.
Please complete, sign and return this proxy whether or not you intend to attend the meeting.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Please check box if you intend to attend the annual meeting in person.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date	, 2006.
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
PROXY	SMART ONLINE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints Michael Nouri and Tom Furr, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Smart Online, Inc. which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of Smart Online, Inc. to be held at Hilton Hotel– Raleigh-Durham Airport, 4810 Old Page Road, Research Triangle Park, North Carolina 27709, on Monday, December 11, 2006, at 9:30 a.m. local time, and at any and all adjournments thereof.
Shares represented by this proxy will be voted as directed on the reverse. Unless a contrary direction is indicated, the shares will be voted FOR election of the director nominees listed on the reverse, and FOR the ratification of the appointment of Sherb & Co., LLP as the independent auditors of the Company for the fiscal year ending December 31, 2006, and, in the discretion of the persons acting pursuant to this proxy, on any other maters that properly come before the meeting or any adjournments thereof, all as more specifically set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 29, 2006, receipt of which is hereby acknowledged.
(Please sign and date on the reverse side and promptly return in the enclosed envelope.)